Exhibit (h)(f)(8)

May 1, 2014

Mr. Robert Triano

Vice President

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Re:	Pacific Life Fund Advisors LLC, Pacific Life Insurance Company and Pacific Select Fund – Service Agreement

Reference is made to the Service Agreement between us dated as of January 1, 2008, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.

Addition:

PD 1-3 Year Corporate Bond Portfolio

Name Changes:

Inflation Strategy Portfolio FKA Inflation Protected Portfolio

Focused Growth Portfolio FKA Focused 30 Portfolio

Liquidations:

Cash Management Portfolio

In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as the fund administrator with respect to the new portfolios. A current schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Pacific Life Fund Advisors LLC		Pacific Life Insurance Company

By:	/s/ Howard T. Hirakawa	By:	/s/ Howard T. Hirakawa
	Name: Howard T. Hirakawa		Name: Howard T. Hirakawa
	Title: VP, Fund Advisor Operations		Title: Senior Vice President

By:	/s/ Laurene E. MacElwee	By:	/s/ Jane M. Guon
	Name: Laurene E. MacElwee		Name: Jane M. Guon
	Title: VP & Assistant Secretary		Title: Secretary

Pacific Select Fund

By:	/s/ Howard T. Hirakawa	Accepted:
Name: Howard T. Hirakawa
	Title: Vice President	State Street Bank and Trust Company

By:	/s/ Laurene E. MacElwee	By:	/s/ Michael F. Rogers
	Name: Laurene E. MacElwee		Name: Michael F. Rogers
	Title: VP & Assistant Secretary		Title: Executive Vice President

Schedule A – Services Agreement

List of Portfolios

As of May 1, 2014

(Between Pacific Life Fund Advisors LLC, Pacific Life Insurance Company, Pacific Select Fund and State Street Bank and Trust Company)

Fixed Income Portfolios:

Diversified Bond

Emerging Markets Debt

Floating Rate Loan

Floating Rate Income

High Yield Bond

Inflation Managed

Inflation Strategy

Managed Bond

Short Duration Bond

U.S. Equity Portfolios:

American Funds® Growth

American Funds® Growth-Income

Comstock

Dividend Growth

Equity Index

Focused Growth

Growth LT

Large-Cap Growth

Large-Cap Value

Long/Short Large-Cap

Main Street® Core

Mid-Cap Equity

Mid-Cap Growth

Mid-Cap Value

Small-Cap Equity

Small-Cap Growth

Small-Cap Index

Small-Cap Value

Tactical U.S. Strategy Portfolio

Value Advantage

Sector Portfolios:

Health Sciences

Real Estate

Technology

Non-U.S. Equity Portfolios:

Emerging Markets

International Large-Cap

International Small-Cap

International Value

Tactical International Portfolio

Asset Allocation/Balanced Portfolios:

American Funds® Asset Allocation

Pacific Dynamix- 1-3 Year Corporate Bond

Pacific Dynamix— Conservative Growth

Pacific Dynamix— Moderate Growth

Pacific Dynamix— Growth

Portfolio Optimization Conservative

Portfolio Optimization Moderate-Conservative

Portfolio Optimization Moderate

Portfolio Optimization Growth

Portfolio Optimization Aggressive-Growth

Pacific Dynamix Underlying Portfolios:

PD Aggregate Bond Index

PD High Yield Bond Market

PD Large-Cap Growth Index

PD Large-Cap Value Index

PD Small-Cap Growth Index

PD Small-Cap Value Index

PD International Large-Cap

PD Emerging Markets

Alternative Strategies Portfolios:

Currency Strategies Portfolio

Global Absolute Return Portfolio

Precious Metals Portfolio